Exhibit 10.41

REGISTRAR AGREEMENT

DATED 11 JULY 2008

RESACA EXPLOITATION, INC.

AND

COMPUTERSHARE INVESTOR SERVICES

(CHANNEL ISLANDS) LIMITED

CERTAINTY INGENUITY ADVANTAGE

CONTENTS

1.	INTERPRETATION	2

2.	APPOINTMENT OF REGISTRAR	3

3.	THE COMPANY’S REPRESENTATIONS AND WARRANTIES	3

4.	THE COMPANY’S COVENANTS	4

5.	THE REGISTRAR’S REPRESENTATIONS AND WARRANTIES	4

6.	THE REGISTRAR’S COVENANTS	4

7.	FEES AND EXPENSES	5

8.	LIABILITY AND INDEMNITY	6

9.	STATUS	6

10.	CONFIDENTIALITY	6

11.	ASSIGNMENT AND DELEGATION	7

12.	NON-EXCLUSIVITY	7

13.	TERMINATION	7

14.	NOTICES	8

15.	ENTIRE AGREEMENT	8

16.	COUNTERPARTS	8

17.	FORCE MAJEURE	9

18.	GOVERNING LAW AND JURISDICTION	9

SCHEDULE 1 - THE SERVICES		10

SCHEDULE 2 - FEES		11

REGISTRAR AGREEMENT

THIS REGISTRAR AGREEMENT (this “Agreement”) is made on 11 July 2008

BETWEEN:

RESACA EXPLOITATION, INC., a company incorporated in the State of Texas, whose registered office is at 1331 Lamai, Suite 1450, Houston, Texas 77010, USA (the “Company”); and

COMPUTERSHARE INVESTOR SERVICES (CHANNEL ISLANDS) LIMITED, a company incorporated in Jersey whose registered office is at Ordnance House, 31 Pier Road, St Helier, Jersey (the “Registrar”).

WHEREAS:

The Company desires to appoint the Registrar to maintain the Company’s register in Jersey, such register being part of the Company’s register of members and the Registrar is willing to accept such appointment on the terms and conditions set out in this Agreement.

NOW IT IS AGREED AS FOLLOWS:

1.                   INTERPRETATION

1.1            In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

“Organisational Documents”
means the Certificate of Formation and Bylaws of the Company, as the same may be amended, modified or replaced from time to time;

“Business Day”	means any day (other than a Saturday or Sunday or public holiday) on which banks are normally open for banking business in Jersey;

“Common Shares”	means common stock of the Company with a par value of US$0.01 per share;

“Effective Date”	means two days before the date on which the Company’s securities are admitted to the AIM Market of the London Stock Exchange or such other date as the parties shall agree in writing;

“Law”	means the Companies (Jersey) Law 1991, as amended from time to time;

“Shareholders”	means the shareholders of the Company;

“Placing Shares”	means the Common Shares to be issued or sold pursuant to a conditional placing by Seymour Pierce Limited;

“Register”	means the register of members of the Company maintained in Jersey, Channel Islands by the Registrar;

“Services”	means the Registrar services set out in Schedule 1 hereto;

“Restricted Period”	has the meaning given to it in Clause 8 of this Agreement;

Except where the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting a gender include every gender and references to persons include bodies corporate and unincorporate.

1.2            References to “Recitals”, “Clauses” and “Schedules” are, unless the context otherwise requires, references to recitals and clauses hereof and schedules hereto and references to sub-clauses are, unless otherwise stated, references to the sub-clause of the Clause in which the reference appears.

1.3            The Recitals and Schedules form part of this Agreement and shall have the same force and effect as if they were expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and Schedules.

1.4            Clause headings and the table of contents are inserted for convenience only and shall not affect the construction of this Agreement.

1.5            Any reference in this Agreement to any statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to such statute or statutory provision as the same may have been or may from time to time be amended, modified, extended, consolidated, re-enacted or replaced.

1.6            References in this Agreement to any agreements and documents (including this Agreement) shall be construed as a reference to such agreement or documents as amended, varied, modified, supplemented or restated, novated or replaced from time to time.

1.7            Any reference to any person or party shall, unless the context otherwise requires, include reference to its successors and assignees, whether in security or otherwise.

1.8            The word “may” shall be construed as being permissive and the word “shall” shall be construed as being mandatory.

2.                   APPOINTMENT OF REGISTRAR

2.1            With effect from the Effective Date, the Company hereby appoints the Registrar to provide the Services and maintain the Company register in Jersey and the Registrar hereby accepts such appointment upon the terms and conditions contained in this Agreement.

2.2            The Registrar shall provide such other services to the Company as may be agreed in writing between the parties from time to time.

3.                   THE COMPANY’S REPRESENTATIONS AND WARRANTIES

3.1            The Company represents and warrants to the Registrar that, as at the date hereof.

a)                  the Company is a company duly incorporated and validly existing under the laws of the State of Texas;

b)                  the Company has the capacity to enter into this Agreement on the terms hereof and to perform its obligations hereunder;

c)                   the execution, delivery and performance by the Company of this Agreement:

i)                     are within the Company’s corporate powers;

ii)                  have been duly authorised by all necessary corporate action; and

iii)               do not contravene the Organisational Documents or , to the actual knowledge of the Company, any law or any contractual restriction binding on or affecting the Company;

d)                  no authorisation or approval or other action by and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement other than those which have been obtained and are in full force and effect; and

e)                   this Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally).

4.                   THE COMPANY’S COVENANTS

4.1            The Company hereby undertakes with the Registrar that, during the continuance of this Agreement, the Company shall provide the Registrar with all such information, documentation and records as the Registrar may reasonably require to enable it to perform its duties hereunder.

5.                   THE REGISTRAR’S REPRESENTATIONS AND WARRANTIES

5.1            The Registrar hereby represents and warrants to the Company that, as at the date hereof:

a)                  the Registrar is a company duly incorporated and validly existing under the laws of Jersey;

b)                  the Registrar has the capacity to enter into this Agreement on the terms hereof and to perform its obligations hereunder;

c)                   the execution, delivery and performance by the Registrar of this Agreement:

i)                     is within the Registrar’s corporate powers;

ii)                  have been duly authorised by all necessary corporate action; and

iii)               do not contravene the Registrar’s certificate of incorporation, memorandum of association or bye-laws of association or any law of any contractual restriction binding on or affecting the Registrar;

d)                  no authorisation or approval or other action by and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Registrar of this Agreement, other than those which have been obtained and are in full force and effect; and

e)                   this Agreement is the legal, valid and binding obligation of the Registrar, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally).

6.                   THE REGISTRAR’S COVENANTS

6.1            The Registrar hereby undertakes with the Company that, during the continuance of this Agreement, the Registrar shall:

a)                  at all times, exercise and perform its duties and obligations under this Agreement, will ensure that the Register is at all times held in Jersey in compliance with the provisions of the Law;

b)                  devote to the performance of its duties and obligations under this Agreement such time and attention as shall be necessary for the proper and efficient discharge thereof, which shall be at least the same amounts of time and attention and same level of skill, care and diligence in the performance of those duties and obligations as a prudent person would so devote in administering its own duties and obligations;

c)                   allocate or procure the allocation by its agents or delegates of such personnel, office facilities and equipment as may be necessary to the performance of its duties under this Agreement in a proper and efficient manner;

d)                  comply with any proper directions, orders and instructions which the Company may from time to time give to it in connection with the performance of its duties and obligations under this Agreement, provided that the Registrar shall not be obliged to comply with any such instructions, directions or orders which would or might involve it incurring any liability unless and until it shall have been indemnified to its satisfaction in respect thereof;

e)                   obtain and keep in force all licences, approvals, authorisations and consents, exemptions and registrations which may be necessary in connection with the performance of the Services (including any necessary registrations under the Data Protection (Jersey) Law 1987) and shall, perform its duties and obligations and exercise its discretion under this Agreement in such a way as not to prejudice the continuation or maintenance of any such licence, approval, authorisation, consent, exemption or registration;

f)                    not fail in any material respect to comply with any legal, administrative and regulatory requirements in connection with the performance of its duties and obligations under this Agreement of which it was aware or, in the case of any law of Jersey, ought to have been aware, it being understood that the Registrar shall be deemed to have actual knowledge of any law of any jurisdiction other than Jersey only to the extent that it shall have been advised thereof in writing by legal counsel; and

g)                   observe and comply with all the provisions of the Organisational Documents.

7.                   FEES AND EXPENSES

7.1            During the continuance of this Agreement, the Company shall pay to the Registrar a fee for the provision of the Services in accordance with the provisions of Schedule 2.

7.2            The Company shall bear the reasonable expenses of the parties hereto incurred in connection with preparation and completion of this Agreement, which shall not exceed £500.

7.3            The Company shall reimburse, or will procure the reimbursement to the Registrar of all reasonable out of pocket costs, expenses and charges properly incurred by it in the performance of its obligations hereunder.

8.                   US SECURITIES LAWS RESTRICTIONS

8.1            The Registrar hereby acknowledges that:.

(i)                  the Placing Shares are not being registered under US Securities Laws and are being offered outside of the United States under Rule 903 of Regulation S, an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”);

(ii)               until the Company notifies the Registrar in writing otherwise, all offers and transfers must be made in accordance with Regulation S, pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration under the Securities Act;

(iii)            the Placing Shares are deemed to be “restricted securities” as defined in Rule 144 of the Securities Act and during the period contemplated by Rule 144 (the “Restricted Period”) resales of such securities must be made in accordance with Regulation S, the registration requirements of the Securities Act or an exemption therefrom;

(v)              it will not engage in hedging transactions prior to the expiration of the one-year distribution compliance period; and

(v)              it will comply with directions, orders and instructions from the Company regarding the treatment of Common Shares as “restricted securities”, including, without limitation, in the application or removal of restrictive legends from certificated Common Shares, and will not accept any such directions, orders or instructions from any other party.

9.                   LIABILITY AND INDEMNITY

9.1            The Registrar and its officers and employees shall not be liable to the Company for any loss sustained by the Company or in any of the assets of the Company as a result of loss, delay, misdelivery or error in transmission or any cable, telex, telefax or telegraphic communication, or if any document accepted by the Registrar shall later proved to be forged or otherwise defective or orroneous PROVIDED THAT the Registrar shall remain liable for any loss arising from its fraud, wilful default, negligence or breach of this Agreement.

9.2            Neither party or its officers and employees shall be liable to the other party in respect of any loss, liability, claim, cost, expense (including legal expenses) or damage suffered or incurred by the other party as a result of the proper and timely discharge of its duties and obligations hereunder, save where such loss, liability, claim, cost, expense or damage is suffered or incurred as a result of its fraud, wilful default or negligence.

9.3            The Registrar shall not be required to take any legal action in connection with this Agreement unless fully indemnified to its reasonable satisfaction for all costs and liabilities that may be incurred or suffered by the Registrar and, if the Company requires the Registrar to take any action of whatsoever nature which (in the reasonable opinion of the Registrar) might make the Registrar liable for the payment of money or liable in any other way, the Registrar shall be, and shall be kept, indemnified in any reasonable amount and form satisfactory to the Registrar as a prerequisite to taking action.

9.4            The Registrar shall be entitled to obtain legal advice from its legal and other professional advisors for the time being and/or the opinion of counsel on any matter relating to the performance of this Agreement and the opinion of such advisors shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and, if the Company shall give its prior written approval to the obtaining of any such advice or opinion, such advice or opinion shall be obtained at the expense of the Company.

10.            STATUS

10.1     Nothing in this Agreement shall constitute or be construed as constituting or establishing any partnership or joint venture between the parties hereto for any purpose whatsoever,

11.            CONFIDENTIALITY

11.1     Neither party shall disclose (and shall use all reasonable efforts to prevent the publication or disclosure) in any way or form and at any time (whether before or after the date on which this Agreement shall be terminated) to any person, firm or company any confidential information relating to the business or affairs of the other party without the prior written consent of the party.

11.2     Clause 11.1 shall not apply if non-disclosure would render the relevant party liable to legal or administrative sanction, PROVIDED THAT, in any such case, prior to making any disclosure, such party will give to the other party reasonable prior written notice of its intention to make such disclosure and the reasons therefor.

11.3     The parties hereto agree that neither of them will permit any advertisement, statement, circular, booklet or other document relating to either party and containing a reference to any other party to be published, save as required by the Company in compliance with the AIM Rules or other applicable legislation or regulation without the consent of such other party.

11.4     The provisions of this Clause 11 shall remain in full force and effect notwithstanding termination of this Agreement.

12.            ASSIGNMENT AND DELEGATION

12.1     Neither of the parties hereto shall be entitled to assign any of its interest in this Agreement, unless the prior written consent of the other party has been obtained (which consent shall not be unreasonably withheld).

12.2     In the performance of its duties the Registrar will be entitled to employ agents for the purposes of carrying out certain matters of a specialist nature which the Registrar may consider appropriate (including, without limitation, printing, personalisation, mailing and storage). The Registrar will continue to be liable for the performance of its duties whether or not any have been performed by agents.

13.            NON-EXCLUSIVITY

13.1     Provided that the Registrar shall not be thereby impaired from properly performing its duties pursuant to this Agreement, it shall be entitled to act as Registrar for any other company, corporation or body of persons on such terms as may be arranged with such company, corporation or body of persons and shall not be deemed to be affected with notice of or to be under any duty to disclose to the Company any fact or thing which may come to the knowledge of the Registrar of any servant or agent of the Registrar in the course of doing so in the course of its business in any other capacity or in any manner whatsoever otherwise than in the course of carrying out its duties hereunder.

13.2     The Registrar may acquire, hold or deal with for its own account or for the account of any customer or other persons and in its own name or in the name of such customer or person or of a nominee any shares for the time being issued by the Company.

14.            TERMINATION

14.1     Subject as hereinafter provided, the Registrar shall be entitled to resign its appointment hereunder:

a)                  at any time by notice in writing to the Company if the Company shall go into liquidation (except a voluntary liquidation for the purposes of reconstruction or amalgamation upon terms previously approved in writing by the Registrar) or becomes bankrupt as defined in Article 13 of the Interpretation (Jersey) Law 1954 or if a receiver is appointed in respect of any of the assets of the Company; or

b)                  at any time by notice in writing to the Company if the Company shall commit any material breach of its obligations under this Agreement and (if such breach shall be capable of remedy) shall fail within thirty (30) days of receipt of notice in writing served by the Registrar requiring it so to do to make good such breach; or

c)                   at any time by notice in writing to the Company if it shall cease to have the appropriate authorisations which permit it lawfully to perform its obligations under this Agreement; or

d)                  by giving six months notice in writing to the Company (or such lesser notice period as may be reasonable where a suitable replacement Registrar has been found, provided such replacement is acceptable to the Company).

14.2     The Company may terminate the appointment of the Registrar hereunder:

a)                  at any time by notice in writing to the Registrar if the Registrar goes into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Company) or becomes bankrupt as defined in Article 13 of the Interpretation (Jersey) Law 1954 or if a receiver is appointed in respect of any of the assets of the Registrar; or

b)                  at any time by notice in writing to the Registrar if the Registrar shall commit any material breach of its obligations under this Agreement and (if such breach shall be capable of remedy) shall fall within thirty days of receipt of notice in writing served by the Company requiring it so to do to make good such breach; or

c)                   by giving six months notice in writing to the Registrar.

14.3     On termination of the appointment of the Registrar, the Company shall pay to the Registrar the appropriate portion of the fee payable pursuant to Clause 7 (Fees and Expenses) accrued and due up to the date of such termination but the Registrar shall not be entitled to compensation in respect of such termination.

14.4     In the event of termination of the appointment of the Registrar, the Registrar shall deliver to the Company (or as it shall direct) all books of account, records, registers, correspondence, documents and assets in relation to the affairs of or belonging to the Company in its possession or under its control.

14.5     Any provision of this Agreement which is stated to continue after termination of the Agreement shall remain in full force and effect notwithstanding termination.

15.            NOTICES

15.1     Any notice or communication to be given under this Agreement shall be in writing in the English language and may be delivered personally or by first class pre-paid post (or by airmail if overseas, courier delivery service or facsimile transmission despatched as follows:

a)                  if to the Company, at its registered office address specified at the head of this Agreement or to the following numbers:

Facsimile:	(713) 655 1711

For the attention of	Ms. Mary Lou Fry

if to the Registrar, at its office specified at the head of this Agreement or to the number below:

Facsimile:	+44 (0)1534 825247

For the attention of	Mr Graeme Ross
Ordnance House, 31 Pier Road, St Helier, JE4 8PW

or to such other address and/or facsimile number as may be notified in accordance with this Clause by the relevant party to the other party for such purpose.

15.2     Any notice or other communications shall be deemed to have been received:

a)                  if sent by post (airmail) or courier delivery service, seven (7) days after despatch; and

b)                  if delivered personally or despatched by facsimile transmission, at the time of delivery or despatch, unless such delivery is made outside normal business hours in the place of intended receipt on a Business Day in that place in which case such notice or communication shall be deemed to have been received at the opening of business in that place on the next succeeding Business Day. Evidence that a notice or other communication was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

16.            ENTIRE AGREEMENT

16.1     This Agreement sets forth the entire agreement and understanding between the parties in respect of the subject matter of this Agreement and supersedes all previous agreements. No variation of this Agreement shall be effective unless signed by or on behalf of each of the parties hereto.

17.            COUNTERPARTS

17.1     This Agreement may be executed in any number of counterparts and by each party on a separate counterpart each of which counterparts when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same instrument.

18.            FORCE MAJEURE

18.1     Neither party shall be responsible for delays or failure to perform any of its obligations herein resulting from acts beyond the reasonable control of such party. Such acts shall include, but not limited to, acts of God, strikes, lockout, riots, acts of war, epidemics, governmental regulations superimposed after the fact, communication line failures, power failure, earthquakes or other disasters, or any failure or breakdown of any system, computer or otherwise.

19.            GOVERNING LAW AND JURISDICTION

19.1     This Agreement is governed by and shall be construed in accordance with the laws of the Island of Jersey.

19.2     Each of the parties hereto hereby irrevocably an unconditionally submits to the non-exclusive jurisdiction of each of the Royal Court of Jersey as regards any matter or claim which may arise out of or in connection with this Agreement.

19.3     Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the Royal Court of Jersey being nominated as the forum to hear and determine any action or proceeding which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

19.4     The submission to the jurisdiction of the Royal Court of Jersey shall not (and shall not be construed so as to) limit the right of proceeding against either party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

AS WITNESS the hands of the parties or their duly authorised representatives the day and year first above written.

REGISTRAR AGREEMENT

SIGNED for and on behalf of	/s/ John J. Lendrum, III
RESACA EXPLOITATION, INC.	John J. Lendrum, III
Chief Executive Officer

SIGNED for and on behalf of
COMPUTERSHARE INVESTOR SERVICES	[Illegible]
(CHANNEL ISLANDS) LIMITED	DIRECTOR

SCHEDULE 1 - THE SERVICES

The Registrar shall perform the following duties (the “Services”) in its capacity as Registrar.-

1.                   the maintenance of the Register in Jersey in compliance with the Law, it being expressly agreed that the Register shall be constituted by and shall solely consist of the hard copy print from time to time of the electronic records of the members maintained by the Registrar or its delegates, and the Register shall at all times be kept in Jersey and any Register or copy thereof kept elsewhere shall not constitute the main Register;

2.                   the maintenance of dividend instruction records;

3.                   on the occasion of each issue of shares, the registration of the holders thereof;

4.                   the certification and registration of share transfers;

5.                   the registration of probates, letters of administration, powers of attorney, certificates of death or marriage, stop notices and other instruments affecting the legal ownership of shares, change of address or similar documents;

6.                   the preparation and authentication of share certificates (which shall be provided in blank by the Company) with the inclusion of appropriate legends to the extent required, for the purposes of Regulation S under the Securities Act and their despatch to the persons entitled thereto or to their agent and providing duplicate certificates in the place of certificates alleged to be lost or destroyed;

7.                   the preparation of addressed envelopes (or such other communications as may be permitted by the Law and the Organisational Documents) for the despatch by or on behalf of the Company and the despatching of the Company’s annual report and accounts, notices of annual general meetings, and such other reports, notices and documents as the Company may from time to time require;

8.                   the preparation and despatch of dividend warrants (which shall be provided in blank by the Company);

9.                   refusing to register any transfer of any Common Shares not made in accordance with the provisions of Regulation S under the Securities Act, as amended, pursuant to registration thereof under the Securities Act or pursuant to an available exemption from such registration requirements under the Securities Act. In particular, unless otherwise agreed with the Company, the Registrar shall not register any transfer within the Restricted Period, without first obtaining a letter of certification duly signed by the proposed purchaser of Common Shares;

10.            the retention for a period of ten years from the date thereof all transfers of any shares of the Company or other similar documents and for a period of two years from the date of cancellation, all share certificates and dividend mandates which have been cancelled;

11.            supplying to the Company as soon as reasonably practicable all necessary information in order that the Register, open for inspection at the registered office of the Company in accordance with the Law and the Organisational Documents, may be kept up to date;

12.            upon instructions from the Company, arranging for the provisions of facilities for the holding of general meetings of the Shareholders, including the distribution of ballot papers in the event of a poll, and if so required acting as scrutineers of any vote;

13.            generally performing all such functions as are usually performed by registrars and doing all such acts and things as may be incidental to the above duties or any of them.

SCHEDULE 2 - FEES

(Clause 7.1)

Take on Fee	£2,500 to cover set up of systems and procedures, review of documents and agreement’s, negotiations and liaison with the Company’s advisers.

Should the Company fail to list, the above fee will be payable in full.

Annual Fee	£8,000 Management Fee
£15 for every transfer exceeding 80 per month

•                       Any legal fees incurred in the preparation and negotiation of this Agreement will be rechargeable to the Company in accordance with Clause 7.2.

•                       Fees will be billed quarterly in arrears and will be subject to an annual increase in line with the Jersey Cost of Living Index. This will commence for quarter ending 31st December 2009.

•                       Preparation and distribution of dividends are excluded from the above fee tariff.